EXHIBIT NO. 99.(a) 13

MFS SERIES TRUST XI

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF CLASSES

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the “Declaration”), of MFS Series Trust XI, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Class 529A Shares, Class 529B Shares, and Class 529C Shares of MFS Mid Cap Value Fund, a series of the Trust, have been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 9, 2022 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

Steven E. Buller Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199
John A. Caroselli John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Clarence Otis, Jr. Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199
Maureen R. Goldfarb Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Michael W. Roberge Michael W. Roberge c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
Peter D. Jones Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke Maryanne L. Roepke MFS Investment Management 111 Huntington Avenue Boston, MA 02199
John P. Kavanaugh John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
James W. Kilman, Jr James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199